Exhibit 10.1

AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of November 2, 2023, which further amends the Amendment No. 1 to Investment Management Trust Agreement, by and between Alset Capital Acquisition Corp., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on February 3, 2022, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant entitling the holder thereof to purchase one share of Class A Common Stock of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $87,000,000 of the gross proceeds of the Offering and sale of the Private Placement Units were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of shares of Common Stock included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of January 31, 2022, as amended, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Class A Common Stock and holders of its Class B Common Stock at a shareholders meeting (the “Special Meeting”) to (i) extend the date before which the Company must complete a business combination from November 3, 2023, to February 3, 2024 (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination;

WHEREAS, holders of at least 65% of the then issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, approved the Extension Amendment, and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

1.1. The fifth recital of the Original Agreement is hereby amended and restated to read in its entirety as follows:

WHEREAS, as described Registration Statement and in its amended and restated certificate of incorporation, as it may be further amended, the Company’s ability to complete a business combination may be extended by three months to a total of twenty-four (24) additional months from the closing date of the Offering;

2. Amendments to Trust Agreement.

1.1. Section 1(a)(i) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and within two business days following (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by an Authorized Representative (as such term is defined below), in coordination with the Company and Vstock and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and other documents referred to therein, or (y) upon the date which is the later of (1) 6 months after the closing of the Offering or (2) such later date 24 months after closing of the Offering if the Company exercises the 3 month extension described in the Company’s amended and restated certificate of incorporation, as it may be further amended, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date as reflected in the records of Vstock; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

3. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

2.4. Jurisdiction and Venue. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

2.5. Counterparts. This Amendment may be executed manually or electronically (such as by DocuSign®) in several original, PDF, photostatic, facsimile or other copy counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.6. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.7. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCATION, as Trustee

By:	/s/ David B. Young

Name:	David B. Young

Title:	Vice President

ALSET CAPITAL ACQUISITION CORP.

By:	/s/ Rongguo Wei

Name:	Rongguo Wei

Title:	Chief Financial Officer